Exhibit 99.1

                                        Contact:     Nicholas M. Rolli
                                                     (917)663-3460

                                                     Timothy R. Kellogg
                                                     (917)663-2759


        Altria Group, Inc. Reports 2004 Second-Quarter Results


             Diluted Earnings Per Share up 5.8% to $1.27

                 Net Earnings up 7.8% to $2.6 Billion

  Comparisons Affected by Items Detailed in Attached Reconciliation
                             on Schedule 7


           Reaffirms Previously Disclosed Earnings Guidance of $4.50 to $4.60 Per Share for the Full Year 2004


    NEW YORK, July 20, 2004 -- Altria Group, Inc. (NYSE: MO) today announced second-quarter 2004 diluted earnings per share were up 5.8% to $1.27, including $0.13 in charges for the previously announced food restructuring at Kraft and for an agreement that Philip Morris International (PMI) signed on July 9 with the European Community and 10 member states. It also reflects the positive impact of $0.15 resulting from a lower overall effective tax rate due to the reversal of tax provisions, $0.05 due to favorable currency, and other items as detailed in the attached reconciliation on Schedule 7. Altria's reported diluted earnings per share of $1.20 in the second quarter a year ago included $0.06 in charges related to a Philip Morris USA settlement with tobacco growers and initial charges for moving Philip Morris USA's headquarters to Richmond, VA.
    "Second-quarter results were solid overall and were aided by strong currency and a favorable tax rate," said Louis C. Camilleri, chairman and chief executive officer of Altria Group, Inc. "Our domestic and international tobacco businesses performed well and continued to implement effective strategies for long-term growth. Our domestic tobacco business continued its momentum, with a particularly strong increase in Marlboro's retail share. Our international tobacco business performed well, but continues to face challenges in France, Germany and Italy. Outside those difficult markets, PMI's performance is strong and growing, and I am confident that PMI can achieve its long-term growth targets."
    "Kraft's quarterly results reflect ongoing challenges, including high commodity costs," Mr. Camilleri said. "However, I remain optimistic that Kraft will achieve better results in the second half and over the long term as it executes against its Sustainable Growth Plan."
    "Altria Group continues to project diluted earnings per share of $4.50 to $4.60 for the full year 2004," Mr. Camilleri said, "as the positive impact of the tax benefit in the second quarter will essentially offset the combined impact of revised earnings per share targets for Kraft and charges related to the international tobacco agreement with the European Community." The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to this projection.
    A conference call with members of the investment community will be Webcast at 9:00 a.m. Eastern Time on July 20, 2004. Access is available at www.altria.com.

    ALTRIA GROUP, INC.

    As described in "Note 14. Segment Reporting" of Altria Group, Inc.'s 2003 Annual Report, management reviews operating companies income, which is defined as operating income before corporate expenses and amortization of intangibles, to evaluate segment performance and allocate resources. Management believes it is appropriate to disclose this measure to help investors analyze business performance and trends. For a reconciliation of operating companies income to operating income, see the Condensed Statements of Earnings contained in this release.

    2004 Second-Quarter Results

    Net revenues for the second quarter 2004, as detailed in the attached reconciliation on Schedule 2, increased 10.5% versus the second quarter 2003 to $23.0 billion, due to increases from Altria's domestic and international tobacco businesses and North American food business, and favorable currency of $946 million.
    Operating income decreased 6.6% to $3.9 billion, due primarily to the $250 million impact of the international tobacco agreement with the European Community and charges for asset impairment, exit and implementation costs related to the food business restructuring and the announced closure of PMI's Eger, Hungary facility, and lower results from operations. Also affecting operating income comparisons were favorable currency of $144 million, the tobacco growers settlement in 2003 and other items described in the attached reconciliation of operating companies income on Schedule 3.
    Net earnings increased 7.8% to $2.6 billion, due primarily to favorable currency and a lower effective tax rate, partially offset by the previously mentioned charges and lower results from operations. The effective tax rate decreased from 35.2% in the second quarter of 2003 to 26.6% in the second quarter of 2004, reflecting the reversal of tax provisions that are no longer required due to tax events that occurred during the second quarter of 2004.
    On July 9, 2004, PMI entered into an agreement with the European Community and 10 member states of the European Union (EU) that provides for broad cooperation with European law enforcement agencies on anti-contraband and anti-counterfeit efforts. The agreement resolves all disputes between the parties relating to these issues. Under the terms of the agreement, PMI will make 13 payments over 12 years, including $250 million for the initial payment recorded as a pre-tax charge against its earnings in the second quarter of 2004. The agreement calls for additional payments of $150 million on the first anniversary of the agreement, $100 million on the second anniversary and $75 million each year thereafter for 10 years, each of which is to be adjusted based on certain variables, including PMI's market share in the EU in the year preceding payment. Because future additional payments are subject to these variables, PMI will record charges for them as an expense in cost of sales when product is shipped. During the third quarter of 2004, PMI will begin accruing for payments due on the first anniversary of the agreement.
    In the second quarter of 2004, Altria Group, Inc. declared a regular quarterly dividend of $0.68 per common share, which represents an annualized rate of $2.72 per common share.

    DOMESTIC TOBACCO

    2004 Second-Quarter Results

    Philip Morris USA Inc., Altria Group, Inc.'s domestic tobacco business, delivered strong market share performance, with total retail share growing 1.3 share points to 49.8%, due to Marlboro's continued growth. Philip Morris USA's shipment volume increased 0.9% to 48.6 billion units, but remained essentially flat when adjusted for the timing of trade purchases surrounding the July 4th holiday. Premium mix for Philip Morris USA improved by 0.3 percentage points to 91.5%.
    Operating companies income was up 19.6% to $1.2 billion, primarily reflecting the impact of pre-tax charges of $182 million in the second quarter of 2003 for the tobacco growers settlement, as well as higher volume and improved mix in the second quarter of 2004.
    The increase in Philip Morris USA's total retail share in the second quarter of 2004 was driven by a 1.8 share point gain in Marlboro. Retail share for both Parliament and Virginia Slims declined slightly, while share for Basic remained stable, as shown in the following table:

              Philip Morris USA Quarterly Retail Share(*)
            ----------------------------------------------
                                        Q2 2004    Q2 2003    Change
                                      ---------- ---------- ----------
Marlboro                                   39.6%      37.8%  + 1.8 pp
Parliament                                  1.6%       1.7%  - 0.1 pp
Virginia Slims                              2.3%       2.4%  - 0.1 pp
Basic                                       4.2%       4.2%    0.0 pp
                                      ---------- ---------- ----------
Focus Brands                               47.7%      46.1%  + 1.6 pp
Other Philip Morris USA                     2.1%       2.4%  - 0.3 pp
                                      ---------- ---------- ----------
Total Philip Morris USA                    49.8%      48.5%  + 1.3 pp

(*)IRI/Capstone Total Retail Panel was developed to measure market share in retail stores selling cigarettes. It is not designed to capture Internet or direct mail sales.

    Philip Morris USA's retail share of the premium segment increased
0.9 share points to 62% in the second quarter of 2004. Its share of the discount segment increased 0.4 share points to 16%, as Basic held share in this declining segment.
    During the second quarter, Philip Morris USA began shipping a new line extension, Virginia Slims Ultra Lights 120mm box, for national launch at retail in the third quarter and expanded Parliament Lights 100mm round corner box to national distribution. Marlboro Menthol 72mm, a new premium-priced cigarette launched in the first quarter, contributed to incremental share growth for the Marlboro Menthol family in the second quarter.

    INTERNATIONAL TOBACCO

    2004 Second-Quarter Results

    Shipment volume for Philip Morris International Inc. (PMI), Altria Group, Inc.'s international tobacco business, increased 2.8% to 192.7 billion units in the second quarter of 2004, but excluding the impact of acquisitions was essentially flat. Gains in many markets were offset by double-digit volume declines in France, Germany and Japan, reflecting overall market declines, as well as the prior year timing of shipments in Japan ahead of a tax-driven price increase in July 2003.
    Operating companies income for PMI decreased 8.4% to $1.5 billion for the second quarter, due primarily to a $250 million pre-tax charge for the international tobacco cooperation agreement that PMI entered into with the European Community, as well as charges for asset impairment and exit costs related to the announced closure of PMI's Eger, Hungary facility, partially offset by favorable currency of $118 million, the impact of acquisitions and higher pricing.
    During the second quarter of 2004, PMI achieved widespread market share gains, including increases in the top income markets of Austria, Argentina, Belgium, France, Greece, Japan, Mexico, Poland, Russia, Saudi Arabia, Spain, Thailand, Turkey, the Ukraine and the United Kingdom.
    Total Marlboro shipments were down 0.9% in the second quarter of 2004 versus the second quarter of 2003, due primarily to declines in France and Germany. In Japan, Marlboro volume was also down, reflecting a difficult comparison with the second quarter of 2003 when volume benefited from trade buying in advance of the July 2003 tax increase. However, Marlboro volume was higher in many markets, most notably in Korea, Mexico, Poland, the Philippines, Romania, Russia, Saudi Arabia, Serbia, Spain, the Ukraine and the United Kingdom. Share gains for Marlboro were achieved in the key markets of Argentina, Belgium, the Czech Republic, Japan, Mexico, Poland, Portugal, Russia, Spain, the Ukraine and the United Kingdom.
    In Western Europe, shipment volume decreased 7.3% for the second quarter of 2004, due mainly to continued total industry declines in France and Germany. Total market share in Western Europe was down 0.3 share points to 38.4%.
    In France, the total market declined 26.4%, due mainly to tax-driven price increases, and PMI's volume was down 19.8%. However, PMI's market share was up 0.5 points to 39.9%, driven by Basic and the Philip Morris brand and benefiting from the resilience of Marlboro.
    In Germany, the total cigarette market declined 20% in the second quarter due to the March tax-driven price increase and consumer down trading to low-priced tobacco products, particularly tobacco portions. PMI's volume in Germany was down 20.7%. At the end of April, PMI entered the tobacco portions segment in Germany under the Marlboro and Next brands and both are performing well, with an 8.1% total share of the tobacco portions segment in the second quarter. PMI's cigarette market share in Germany was down slightly to 37.2%, due to the growth of low-price trade brands.
    In Italy, shipments were up 2.6%, reflecting a low base in April 2003 due to trade purchases in advance of the March 2003 price increase and two additional selling days in the second quarter of 2004. PMI's share was down 3.3 points to 51.2% as Marlboro and Diana remained under pressure from low-price competitive brands. However, PMI's market share has been stable on a sequential basis since March 2004. PMI launched L&M in Italy in May to establish a presence in the low-price segment and the brand is performing in line with expectations.
    In Spain, volume rose 6.2% and share increased 1.6 share points to 35.7%, driven by the strong performance of Marlboro and Chesterfield, and the launch of Next.
    In Central Europe, volume increased 13.9%, due mainly to gains in Greece and Serbia, which benefited from the impact of acquisitions, and an increase in Romania. These gains were partially offset by lower volume in Hungary and Poland, as well as declines in the Czech and Slovak Republics. Volume excluding acquisitions was down 4.4%, due primarily to the declines in the Czech and Slovak Republics. In the Czech Republic, PMI's brands Petra and Sparta lost share to very low-price competitive brands. In the Slovak Republic, comparisons were affected by the timing of shipments in advance of the 2003 excise tax increase and a lower total market due to an increase in illegal cigarette sales.
    In Eastern Europe, the Middle East and Africa, volume grew 8.1%, due primarily to strength in Saudi Arabia, Turkey and the Ukraine, partially offset by lower volume in Russia. In Turkey, volume rose 22.0% and share grew 7.6 points to 39.3% due to the continued strong performance of L&M and Muratti. In the Ukraine, aided by higher sales of Marlboro, volume increased 26.7%. In Russia, although shipments were down 3.3% due to a reduction in distributor inventories during the quarter, retail sales were up and PMI's market share rose 1.5 share points to 26.1%, reflecting higher sales of Parliament, Marlboro, L&M, Next and Chesterfield.
    In Asia, volume advanced 1.5%, driven by strong performances in Korea, Malaysia, the Philippines and Thailand, partially offset by Japan. In Korea, volume increased 37.9%, benefiting from the growth of Lark One, Marlboro Ultra Lights and the recent launch of Elan, a premium-price slim cigarette. In the Philippines, volume was higher due to Marlboro's strong growth and the impact of acquired volume.
    In Japan, the total market declined 17.4% and PMI's volume was down 11.3%, due to the continued adverse impact of the July 2003 tax-driven price increases and a difficult comparison with last year when shipments benefited from trade buying in advance of the tax increase. PMI's share in Japan was up 0.7 share points to 24.4%, driven by Marlboro.
    In Latin America, volume rose 0.7%, driven primarily by Mexico, partially offset by Argentina. In Mexico, shipments in the quarter benefited from higher trade purchasing in advance of a price increase in early July 2004. PMI's growth of 2.8 share points to 61.6% in Mexico reflects Marlboro's strong performance and the success of a recently launched B&H Lights Menthol line extension. In Argentina, the overall market was down 7.5% following the accumulated 44% price increases during the last 12 months. PMI's volume declined 6.8% in Argentina, while share was up 0.5 share points to 66.8% in the second quarter of 2004.
    In worldwide duty-free, volume increased 16.6%, reflecting the global recovery in travel and a favorable comparison with last year's second quarter, which was depressed by the effects of SARS and the Iraq war.

    FOOD

    Yesterday, Kraft Foods Inc. (Kraft) reported 2004 second-quarter results. Kraft's worldwide net revenues were up 4.6%, due to favorable currency of $237 million, volume/mix and net pricing. Kraft's worldwide total volume was up 3.6%, as ongoing volume growth of 3.9% (including 3.1 percentage points of growth from acquisitions) was partially offset by the impact of divestitures. Volume strength across many businesses was partially offset by challenges in categories impacted by low-carbohydrate diet trends, and softness in some Western European markets, particularly France and the Nordic region. Operating income declined 23.7% to $1.2 billion, as higher commodity costs, increased marketing investment, asset impairment, exit and implementation costs for the previously announced restructuring program of $138 million, and increased benefit costs and restricted stock expense were partially offset by restructuring savings, favorable currency of $26 million and all other operations.
    During the quarter, Kraft began successfully integrating the acquisition of Veryfine Products Inc., the manufacturer of Fruit2O flavored water and Veryfine juices and juice drinks. It also announced an agreement with Tazo Tea Company, a wholly-owned subsidiary of Starbucks Corporation, to license the Tazo line of tea products, including hot tea and bottled ready-to-drink iced and juice flavored teas, for sale in multiple channels across the United States. In addition, Kraft announced an alliance with Dr. Arthur Agatston to use the South Beach Diet trademark to promote certain Kraft products.

    NORTH AMERICAN FOOD

    2004 Second-Quarter Results

    For the second quarter of 2004, Kraft North America Commercial net revenues grew 3.7%, as higher volumes including acquisitions, commodity-driven pricing on cheese, meats and foodservice, and favorable currency of $40 million were partially offset by increased promotional spending. Volume was up 4.9% (including 3.8 percentage points of growth from acquisitions). Solid growth in categories with increased marketing investment including cheese, coffee, cold cuts and salted snacks was partially offset by declines in categories facing challenges from low-carbohydrate diet trends, including cereals and confections. Operating companies income declined 20.7% to $1.1 billion due to higher commodity costs net of pricing, increased marketing investment, higher benefit costs and exit and implementation costs for the restructuring program of $48 million, partially offset by the contribution from volume growth and favorable currency of $7 million.

    INTERNATIONAL FOOD

    2004 Second-Quarter Results

    For the second quarter of 2004, net revenues for Kraft International Commercial grew 6.8% as favorable currency of $197 million and volume gains from acquisitions were partially offset by the impact of divestitures and increased promotional spending in Europe. Volume was down 0.2% due to divestitures, while volume from ongoing businesses was up 1.1%, benefiting from tack-on acquisitions, which accounted for 1.3 percentage points of growth. Overall developing market growth was solid, with gains in Argentina, Brazil, China and Puerto Rico, partially offset by a double-digit decline in beverages in Mexico and weakness in Russia. Operating companies income decreased 33.6% to $225 million, as exit costs for the restructuring program of $90 million, higher marketing investment, increased product costs, unfavorable mix and the impact of divestitures were partially offset by favorable currency of $19 million.

    FINANCIAL SERVICES

    2004 Second-Quarter Results

    Operating companies income for Philip Morris Capital Corporation
(PMCC) increased 52.4% to $125 million for the second quarter of 2004, due primarily to $84 million of gains on the sale of assets, partially offset by lower lease portfolio revenues as a result of PMCC's shift in strategic direction announced in 2003.

    Altria Group, Inc. Profile

    Altria Group, Inc. is the parent company of Kraft Foods Inc., with 84.9% ownership of outstanding Kraft common shares, Philip Morris International Inc., Philip Morris USA Inc. and Philip Morris Capital Corporation. In addition, Altria Group, Inc. has a 36% economic interest in SABMiller plc. The brand portfolio of Altria Group, Inc.'s consumer packaged goods companies includes such well-known names as Kraft, Jacobs, L&M, Marlboro, Maxwell House, Nabisco, Oreo, Oscar Mayer, Parliament, Philadelphia, Post and Virginia Slims. Altria Group, Inc. recorded 2003 net revenues of $81.8 billion.
    Trademarks and service marks mentioned in this release are the registered property of, or licensed by, the subsidiaries of Altria Group, Inc.

    Forward-Looking and Cautionary Statements

    This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.
    Altria Group, Inc.'s consumer products subsidiaries are subject to changing prices for raw materials; intense price competition; changes in consumer preferences and demand for their products; fluctuations in levels of customer inventories; the effects of foreign economies and local economic and market conditions; and unfavorable currency movements. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively with lower-priced products; to improve productivity; and to respond effectively to changing prices for their raw materials.
    Altria Group, Inc.'s tobacco subsidiaries (Philip Morris USA and Philip Morris International) continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the company's understanding of applicable law, bonding requirements and the absence of adequate appellate remedies to get timely relief from any of the foregoing; price disparities and changes in price disparities between premium and lowest-price brands; legislation, including actual and potential excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; governmental regulation; privately imposed smoking restrictions; and governmental and grand jury investigations.
    Altria Group, Inc.'s consumer products subsidiaries are subject to other risks detailed from time to time in its publicly filed documents, including its Quarterly Report on Form 10-Q for the period ended March 31, 2004. Altria Group, Inc. cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make.

ALTRIA GROUP, INC.                                        Schedule 1
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended June 30,
(in millions, except per share data)
                                              2004    2003   % Change
                                           ---------------------------
Net revenues                               $ 23,008 $20,831     10.5 %
Cost of sales                                 8,636   7,991      8.1 %
Excise taxes on products (*)                  6,563   5,344     22.8 %
                                           -----------------
Gross profit                                  7,809   7,496      4.2 %
Marketing, administration and research
 costs                                        3,304   2,928
Domestic tobacco legal settlement                 -     182
Domestic tobacco headquarters relocation
 charges                                         10       9
International tobacco EC agreement              250       -
Asset impairment and exit costs                 152       -
                                           -----------------
Operating companies income                    4,093   4,377     (6.5)%
Amortization of intangibles                       5       3
General corporate expenses                      164     183
Asset impairment and exit costs                   8       -
                                           -----------------
Operating income                              3,916   4,191     (6.6)%
Interest and other debt expense, net            297     263
                                           -----------------
Earnings before income taxes and minority
 interest                                     3,619   3,928     (7.9)%
Provision for income taxes                      963   1,382    (30.3)%
                                           -----------------
Earnings before minority interest             2,656   2,546      4.3 %
Minority interest in earnings and other,
 net                                             29     109
                                           -----------------
Net earnings                               $  2,627 $ 2,437      7.8 %
                                           =================

Basic earnings per share  (**)             $   1.28 $  1.20      6.7 %
                                           =================
Diluted earnings per share  (**)           $   1.27 $  1.20      5.8 %
                                           =================
Weighted average number of
shares outstanding - Basic                    2,047   2,023      1.2 %
- Diluted                                     2,062   2,029      1.6 %

(*)  The detail of excise taxes on products sold is as follows:

                                              2004   2003
                                           -----------------
Domestic tobacco                           $    958 $   951
International tobacco                         5,605   4,393
                                            -------- -------
Total excise taxes                         $  6,563 $ 5,344
                                            ======== =======

(**) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

ALTRIA GROUP, INC.                                        Schedule 2
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended June 30,
(in millions)

                                                 North
                      Domestic  International  American  International
                       tobacco     tobacco       food        food
                   ---------------------------------------------------
2004 Net Revenues     $  4,582  $     10,064   $  5,697  $      2,508
2003 Net Revenues        4,498         8,388      5,493         2,348
% Change                   1.9%         20.0%       3.7%          6.8%
Reconciliation:
---------------
2003 Net Revenues     $  4,498  $      8,388   $  5,493  $      2,348
Divested businesses
 - 2004                      -             -          -             -
Divested businesses
 - 2003                      -             -          -           (33)
Currency                     -           709         40           197
Operations                  84           967        164            (4)
                   ---------------------------------------------------
2004 Net Revenues     $  4,582  $     10,064   $  5,697  $      2,508
                   ===================================================

                       Financial
                        services      Total
                   --------------------------
2004 Net Revenues     $    157  $     23,008
2003 Net Revenues          104        20,831
% Change                  51.0%         10.5%
Reconciliation:
---------------
2003 Net Revenues     $    104  $     20,831
Divested businesses -
 2004                        -             -
Divested businesses -
 2003                        -           (33)
Currency                     -           946
Operations                  53         1,264
                   --------------------------
2004 Net Revenues     $    157  $     23,008
                   ==========================

Note:  The detail of excise taxes on products sold is as follows:

                        2004        2003
                   --------------------------
Domestic tobacco      $    958  $        951
International
 tobacco                 5,605         4,393
                   --------------------------
Total excise taxes    $  6,563  $      5,344
                   ==========================

Currency increased international tobacco excise taxes by $412 million.

ALTRIA GROUP, INC.                                        Schedule 3
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended June 30,
(in millions)

                                                North
                     Domestic   International  American  International
                      tobacco      tobacco       food         food
                   ---------------------------------------------------
2004 Operating
 Companies Income    $   1,212   $     1,468   $  1,063   $       225
2003 Operating
 Companies Income        1,013         1,603      1,340           339
% Change                  19.6%        (8.4)%    (20.7)%       (33.6)%
Reconciliation:
---------------
2003 Operating
 Companies Income    $   1,013   $     1,603   $  1,340   $       339
Divested businesses
 - 2004                      -             -          -             -
Divested businesses
 - 2003                      -             -          -            (7)
Domestic tobacco
 legal settlement
 - 2003                    182             -          -             -
Domestic tobacco
 headquarters
 relocation charges
 - 2004                    (10)            -          -             -
Domestic tobacco
 headquarters
 relocation charges
 - 2003                      9             -          -             -
International
 tobacco EC
 agreement - 2004            -          (250)         -             -
Asset impairment
 and exit costs
 - 2004                      -           (23)       (39)          (90)
Implementation
 costs - 2004                -             -         (9)            -
Currency                     -           118          7            19
Operations                  18            20       (236)          (36)
                   ---------------------------------------------------
2004 Operating
 Companies Income    $   1,212   $     1,468   $  1,063   $       225
                   ===================================================

                     Financial
                      services        Total
                   --------------------------
2004 Operating
 Companies Income    $     125   $     4,093
2003 Operating
 Companies Income           82         4,377
% Change                  52.4%        (6.5)%
Reconciliation:
---------------
2003 Operating
 Companies Income    $      82   $     4,377
Divested businesses
 - 2004                      -             -
Divested businesses
 - 2003                      -            (7)
Domestic tobacco
 legal settlement
 - 2003                      -           182
Domestic tobacco
 headquarters
 relocation charges
 - 2004                      -           (10)
Domestic tobacco
 headquarters
 relocation charges
 - 2003                      -             9
International
 tobacco EC
 agreement
 - 2004                      -          (250)
Asset impairment
 and exit costs
 - 2004                      -          (152)
Implementation
 costs - 2004                -            (9)
Currency                     -           144
Operations                  43          (191)
                   --------------------------
2004 Operating
 Companies Income    $     125   $     4,093
                   ==========================

ALTRIA GROUP, INC.                                        Schedule 4
and Subsidiaries
Condensed Statements of Earnings
For the Six Months Ended June 30,
(in millions, except per share data)
                                         2004       2003    % Change
                                      --------------------------------

Net revenues                          $  44,847 $   40,202      11.6 %
Cost of sales                            16,720     15,556       7.5 %
Excise taxes on products (*)             12,880     10,231      25.9 %
                                      ---------------------
Gross profit                             15,247     14,415       5.8 %
Marketing, administration and research
 costs                                    6,511      5,798
Domestic tobacco legal settlement             -        182
Domestic tobacco headquarters
 relocation charges                          20          9
International tobacco EC agreement          250          -
Asset impairment and exit costs             461          -
                                      ---------------------
Operating companies income                8,005      8,426      (5.0)%
Amortization of intangibles                   9          5
General corporate expenses                  328        366
Asset impairment and exit costs              24          -
                                      ---------------------
Operating income                          7,644      8,055      (5.1)%
Interest and other debt expense, net        597        546
                                      ---------------------
Earnings before income taxes and
 minority interest                        7,047      7,509      (6.2)%
Provision for income taxes                2,149      2,643     (18.7)%
                                      ---------------------
Earnings before minority interest         4,898      4,866       0.7 %
Minority interest in earnings, net           77        243
                                      ---------------------
Net earnings                          $   4,821 $    4,623       4.3 %
                                      =====================

Basic earnings per share (**)         $    2.36 $     2.28       3.5 %
                                      =====================
Diluted earnings per share (**)       $    2.34 $     2.27       3.1 %
                                      =====================
Weighted average number of
shares outstanding - Basic                2,044      2,027       0.8 %
                   - Diluted              2,061      2,035       1.3 %

(*)  The detail of excise taxes on products sold is as follows:
                                         2004       2003
                                      ---------------------
Domestic tobacco                      $   1,810 $    1,817
International tobacco                    11,070      8,414
                                      ---------------------
Total excise taxes                    $  12,880 $   10,231
                                      =====================

(**) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

ALTRIA GROUP, INC.                                        Schedule 5
and Subsidiaries
 Selected Financial Data by Business Segment
For the Six Months Ended June 30,
(in millions)
                                                North
                     Domestic   International  American  International
                      tobacco      tobacco       food         food
                   ---------------------------------------------------
2004 Net Revenues    $   8,586   $    20,107   $ 11,096   $     4,802
2003 Net Revenues        8,315        16,467     10,759         4,441
% Change                   3.3%         22.1%       3.1%          8.1%

Reconciliation:
---------------
2003 Net Revenues    $   8,315   $    16,467   $ 10,759   $     4,441
Divested businesses
 - 2004                      -             -          -             -
Divested businesses
 - 2003                      -             -          -           (64)
Currency                     -         1,701        112           431
Operations                 271         1,939        225            (6)
                   ---------------------------------------------------
2004 Net Revenues    $   8,586   $    20,107   $ 11,096   $     4,802
                   ===================================================

                      Financial
                       services       Total
                   --------------------------
2004 Net Revenues    $     256   $    44,847
2003 Net Revenues          220        40,202
% Change                  16.4%         11.6%

Reconciliation:
---------------
2003 Net Revenues    $     220   $    40,202
Divested businesses
 - 2004                      -             -
Divested businesses
 - 2003                      -           (64)
Currency                     -         2,244
Operations                  36         2,465
                      ---------   -----------
2004 Net Revenues    $     256   $    44,847
                      =========   ===========

Note:  The detail of excise taxes on products sold is as follows:

                        2004        2003
                   --------------------------
Domestic tobacco     $   1,810   $     1,817
International
 tobacco                11,070         8,414
                   --------------------------
Total excise taxes   $  12,880   $    10,231
                   ==========================

Currency increased international tobacco excise taxes by $998 million.

ALTRIA GROUP, INC.                                        Schedule 6
and Subsidiaries
Selected Financial Data by Business Segment
For the Six Months Ended June 30,
(in millions)
                                                North
                     Domestic   International  American  International
                      tobacco      tobacco       food         food
                   ---------------------------------------------------
2004 Operating
 Companies Income   $    2,182   $     3,303   $ 1,909    $       416
2003 Operating
 Companies Income        1,755         3,293      2,613          600
% Change                  24.3%          0.3%     (26.9)%      (30.7)%
Reconciliation:
-------------------
2003 Operating
 Companies Income   $    1,755   $     3,293   $  2,613   $       600
Divested businesses
 - 2004                      -             -          -             -
Divested businesses
 - 2003                      -             -          -           (12)
Domestic tobacco
 legal settlement
 - 2003                    182             -          -             -
Domestic tobacco
 headquarters
 relocation charges
 - 2004                    (20)            -          -             -
Domestic tobacco
 headquarters
 relocation charges
 - 2003                      9             -          -             -
International
 tobacco EC
 agreement - 2004            -          (250)         -             -
Asset impairment
 and exit costs
 - 2004                     (1)          (23)      (301)         (136)
Implementation
 costs - 2004                -             -         (9)           (1)
Currency                      -           361        18            43
Operations                 257           (78)      (412)          (78)
                   ---------------------------------------------------
2004 Operating
 Companies Income    $    2,182   $     3,303   $ 1,909   $       416
                   ===================================================

                     Financial
                      services        Total
                   --------------------------
2004 Operating
 Companies Income    $     195   $     8,005
2003 Operating
 Companies Income          165         8,426
% Change                   18.2%        (5.0)%
Reconciliation:
---------------
2003 Operating
 Companies Income    $     165   $     8,426
Divested businesses
 - 2004                      -             -
Divested businesses
 - 2003                      -           (12)
Domestic tobacco
 legal settlement
 - 2003                      -           182
Domestic tobacco
 headquarters
 relocation charges
 - 2004                      -           (20)
Domestic tobacco
 headquarters
 relocation charges
 - 2003                      -             9
International
 tobacco EC
 agreement - 2004            -          (250)
Asset impairment
 and exit costs
 - 2004                      -          (461)
Implementation
 costs - 2004                -           (10)
Currency                     -           422
Operations                  30          (281)
                   --------------------------
2004 Operating
 Companies Income    $     195   $     8,005
                   ==========================

ALTRIA GROUP, INC.                                        Schedule 7
and Subsidiaries
Net Earnings and Diluted Earnings Per Share
For the Quarters Ended June 30,
($ in millions, except per share data)

                                            Net          Diluted
                                          Earnings        E.P.S.   (*)
                                        ------------   ------------

2004                                     $   2,627      $     1.27
2003                                     $   2,437      $     1.20
% Change                                       7.8   %         5.8  %

Reconciliation:
---------------
2003 Reported                            $   2,437      $     1.20

2003 Domestic tobacco legal settlement         118            0.06
2003 Domestic tobacco headquarters
 relocation charges                              6               -
                                        ------------   ------------
                                               124            0.06
                                        ------------   ------------

2004 Domestic tobacco headquarters
 relocation charges                             (6)              -
2004 International tobacco EC agreement       (161)          (0.08)
2004 Corporate asset impairment and
 exit costs                                     (5)              -
2004 Asset impairment, exit and
 implementation costs, net of
 minority interest impact                      (89)          (0.05)
                                        ------------   ------------
                                              (261)          (0.13)
                                        ------------   ------------

Currency                                        93            0.05
Change in shares                                 -           (0.02)
Change in tax rate                             308            0.15
Operations                                     (74)          (0.04)
                                        ------------   ------------
2004 Reported                            $   2,627      $     1.27
                                        ============   ============

(*) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

ALTRIA GROUP, INC.                                        Schedule 8
and Subsidiaries
Net Earnings and Diluted Earnings Per Share
For the Six Months Ended June 30,
($ in millions, except per share data)

                                            Net          Diluted
                                          Earnings        E.P.S.   (*)
                                        ------------   ------------

2004                                     $   4,821      $     2.34
2003                                     $   4,623      $     2.27
% Change                                     4.3     %        3.1   %

Reconciliation:
---------------
2003 Reported                            $   4,623      $     2.27

2003 Domestic tobacco legal settlement       118              0.06
2003 Domestic tobacco headquarters
 relocation charges                          6                -
                                        ------------   ------------
                                             124              0.06
                                        ------------   ------------

2004 Domestic tobacco headquarters
 relocation charges                         (13)             (0.01)
2004 International tobacco EC agreement     (161)            (0.08)
2004 Corporate asset impairment and exit
 costs                                      (15)             (0.01)
2004 Asset impairment, exit and
 implementation costs, net of
 minority interest impact                   (259)            (0.12)
                                        ------------   ------------
                                            (448)            (0.22)
                                        ------------   ------------

Currency                                     273              0.13
Change in shares                             -               (0.03)
Change in tax rate                           331              0.16
Operations                                  (82)             (0.03)
                                        ------------   ------------
2004 Reported                            $   4,821      $     2.34
                                        ============   ============

(*) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

ALTRIA GROUP, INC.                                      Schedule 9
and Subsidiaries
Condensed Balance Sheets
(in millions, except ratios)

                                            June 30,     December 31,
                                              2004           2003
                                         -------------- --------------
Assets
------
Cash and cash equivalents                 $      5,031   $      3,777
All other current assets                        17,116         17,605
Property, plant and equipment, net              15,773         16,067
Goodwill                                        28,316         27,742
Other intangible assets, net                    11,442         11,803
Other assets                                    12,047         10,641
                                         -------------- --------------
Total consumer products assets                  89,725         87,635
Total financial services assets                  8,196          8,540
                                         -------------- --------------
Total assets                              $     97,921   $     96,175
                                         ============== ==============

Liabilities and Stockholders' Equity
------------------------------------
Short-term borrowings                     $      2,576   $      1,715
Current portion of long-term debt                1,749          1,661
Accrued settlement charges                       2,338          3,530
All other current liabilities                   14,391         14,487
Long-term debt                                  18,488         18,953
Deferred income taxes                            7,479          7,295
Other long-term liabilities                     14,830         15,137
                                         -------------- --------------
Total consumer products liabilities             61,851         62,778
Total financial services liabilities             8,295          8,320
                                         -------------- --------------
Total liabilities                               70,146         71,098
Total stockholders' equity                      27,775         25,077
                                         -------------- --------------
Total liabilities and
stockholders' equity                      $     97,921   $     96,175
                                         ============== ==============

Total consumer products debt              $     22,813   $     22,329
Debt/equity ratio - consumer products             0.82           0.89
Total debt                                $     24,884   $     24,539
Total debt/equity ratio                           0.90           0.98